Exhibit 99.2

AMEREN CORPORATION (AEE)

CONSOLIDATED STATEMENT OF INCOME

(Unaudited, in millions, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012

Operating Revenues:
Electric	$1,009	$959	$4,832	$4,857
Gas	313	299	1,006	924

Total operating revenues	1,322	1,258	5,838	5,781

Operating Expenses:
Fuel	197	164	845	714
Purchased power	102	150	502	780
Gas purchased for resale	182	168	526	472
Other operations and maintenance	388	387	1,617	1,511
Depreciation and amortization	178	171	706	673
Taxes other than income taxes	104	106	458	443

Total operating expenses	1,151	1,146	4,654	4,593

Operating Income	171	112	1,184	1,188

Other Income and Expenses:
Miscellaneous income	18	17	69	70
Miscellaneous expense	8	9	26	37

Total other income	10	8	43	33

Interest Charges	109	97	398	392

Income Before Income Taxes	72	23	829	829

Income Taxes	23	10	311	307

Income from Continuing Operations	49	13	518	522

Loss from Discontinued Operations, Net of Taxes	(11)	(1,168)	(223)	(1,496)

Net Income (Loss)	38	(1,155)	295	(974)

Less: Net Income (Loss) Attributable to Noncontrolling Interests:

Continuing Operations	1	1	6	6

Discontinued Operations	-	-	-	(6)

Net Income (Loss) Attributable to Ameren Corporation:

Continuing Operations	48	12	512	516

Discontinued Operations	(11)	(1,168)	(223)	(1,490)

Net Income (Loss) Attributable to Ameren Corporation	$37	$(1,156)	$289	$(974)

Earnings (Loss) per Common Share – Basic:

Continuing Operations	$0.19	$0.05	$2.11	$2.13
Discontinued Operations	(0.04)	(4.81)	(0.92)	(6.14)

Earnings (Loss) per Common Share – Basic	$0.15	$(4.76)	$1.19	$(4.01)

Earnings (Loss) per Common Share – Diluted:

Continuing Operations	$0.19	$0.05	$2.10	$2.13
Discontinued Operations	(0.04)	(4.81)	(0.92)	(6.14)

Earnings (Loss) per Common Share – Diluted	$0.15	$(4.76)	$1.18	$(4.01)

Average Common Shares Outstanding – Basic	242.6	242.6	242.6	242.6

Average Common Shares Outstanding – Diluted	245.1	243.0	244.5	243.0

AMEREN CORPORATION (AEE)

CONSOLIDATED BALANCE SHEET

(Unaudited, in millions)

	December 31, 2013	December 31, 2012

ASSETS
Current Assets:
Cash and cash equivalents	$30	$184
Accounts receivable - trade (less allowance for doubtful accounts)	404	354
Unbilled revenue	304	291
Miscellaneous accounts and notes receivable	196	71
Materials and supplies	526	570
Current regulatory assets	156	247
Current accumulated deferred income taxes, net	106	170
Other current assets	85	98
Assets of discontinued operations	165	1,611

Total current assets	1,972	3,596

Property and Plant, Net	16,205	15,348
Investments and Other Assets:
Nuclear decommissioning trust fund	494	408
Goodwill	411	411
Intangible assets	22	14
Regulatory assets	1,240	1,786
Other assets	698	667

Total investments and other assets	2,865	3,286

TOTAL ASSETS	$21,042	$22,230

LIABILITIES AND EQUITY
Current Liabilities:
Current maturities of long-term debt	$534	$355
Short-term debt	368	-
Accounts and wages payable	806	533
Taxes accrued	55	49
Interest accrued	86	89
Customer deposits	105	107
Mark-to-market derivative liabilities	52	92
Current regulatory liabilities	216	100
Other current liabilities	194	168
Liabilities of discontinued operations	45	1,193

Total current liabilities	2,461	2,686

Long-term Debt, Net	5,504	5,802
Deferred Credits and Other Liabilities:
Accumulated deferred income taxes, net	3,166	3,186
Accumulated deferred investment tax credits	63	70
Regulatory liabilities	1,705	1,589
Asset retirement obligations	369	349
Pension and other postretirement benefits	466	1,138
Other deferred credits and liabilities	622	643

Total deferred credits and other liabilities	6,391	6,975

Ameren Corporation Stockholders’ Equity:
Common stock	2	2
Other paid-in capital, principally premium on common stock	5,632	5,616
Retained earnings	907	1,006
Accumulated other comprehensive income (loss)	3	(8)

Total Ameren Corporation stockholders’ equity	6,544	6,616
Noncontrolling Interests	142	151

Total equity	6,686	6,767

TOTAL LIABILITIES AND EQUITY	$21,042	$22,230

AMEREN CORPORATION (AEE)

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(Unaudited, in millions)

	Year Ended December 31,
	2013	2012

Cash Flows From Operating Activities:
Net income (loss)	$295	$(974)
Loss from discontinued operations, net of taxes	223	1,496
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	666	633
Amortization of nuclear fuel	71	83
Amortization of debt issuance costs and premium/discounts	24	20
Deferred income taxes and investment tax credits, net	410	257
Allowance for equity funds used during construction	(37)	(36)
Stock-based compensation costs	27	29
Other	23	(7)
Changes in assets and liabilities	(66)	(97)

Net cash provided by operating activities - continuing operations	1,636	1,404
Net cash provided by operating activities - discontinued operations	57	286

Net cash provided by operating activities	1,693	1,690

Cash Flows From Investing Activities:
Capital expenditures	(1,379)	(1,063)
Nuclear fuel expenditures	(45)	(91)
Purchases of securities - nuclear decommissioning trust fund	(214)	(403)
Sales and maturities of securities - nuclear decommissioning trust fund	196	384
Tax grants received related to renewable energy properties	-	18
Other	2	2

Net cash used in investing activities - continuing operations	(1,440)	(1,153)
Net cash used in investing activities - discontinued operations	(283)	(157)

Net cash used in investing activities	(1,723)	(1,310)

Cash Flows From Financing Activities:
Dividends on common stock	(388)	(382)
Dividends paid to noncontrolling interest holders	(6)	(6)
Short-term debt, net	368	(148)
Redemptions, repurchases, and maturities of long-term debt	(399)	(760)
Issuances of long-term debt	278	882
Capital issuance costs	(2)	(16)
Other	-	4

Net cash used in financing activities - continuing operations	(149)	(426)
Net cash provided by financing activities - discontinued operations	-	-

Net cash used in financing activities	(149)	(426)

Net change in cash and cash equivalents	(179)	(46)
Cash and cash equivalents at beginning of year	209	255

Cash and cash equivalents at end of year	30	209

Less: cash and cash equivalents at end of year - discontinued operations	-	25

Cash and cash equivalents at end of year - continuing operations	$30	$184

Noncash financing activity - dividends on common stock	$-	$(7)